SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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United Community Financial Corp.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
INCUMBENT DIRECTORS
BOARD MEETINGS, COMMITTEES AND COMPENSATION
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
OWNERSHIP OF UCFC SHARES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
SELECTION OF AUDITORS
PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

UNITED COMMUNITY FINANCIAL CORP.
275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 2003 Annual Meeting of Shareholders of United Community Financial Corp. (UCFC) will be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 24, 2003, at 10:00 a.m., Eastern Time (Annual Meeting), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To reelect three directors of UCFC for terms expiring in 2005;

2.	To ratify the selection of Crowe, Chizek and Company LLP as the auditors of UCFC for the current fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 7, 2003, will be entitled to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING MAY BE ASSURED. Submitting a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

Youngstown, Ohio March 25, 2003	Douglas M. McKay President and Chairman of the Board

United Community Financial Corp.
275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500

PROXY STATEMENT

PROXIES

     The enclosed proxy is being solicited by the Board of Directors of United Community Financial Corp., an Ohio corporation (UCFC), for use at the 2003 Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 24, 2003, at 10:00 a.m., Eastern Time, and at any adjournments thereof (Annual Meeting). Only shareholders of record as of the close of business on March 7, 2003 (Voting Record Date), are entitled to vote at the Annual Meeting. As of the Voting Record Date, there were 34,753,459 votes entitled to be cast at the Annual Meeting.

     Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

FOR the re-election of Richard J. Schiraldi, Herbert F. Schuler, Sr. and Donald J. Varner as directors of UCFC for terms expiring in 2005.

FOR the ratification of the selection of Crowe, Chizek and Company LLP (Crowe Chizek) as the auditors of UCFC for the current fiscal year.

     Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of UCFC at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to UCFC at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person. Proxies may be solicited by the directors, officers and other employees of UCFC and The Home Savings and Loan Company of Youngstown, Ohio, a wholly-owned subsidiary of UCFC (Home Savings), in person or by telephone, telecopy, telegraph or mail, only for use at the Annual Meeting. The cost of soliciting proxies will be borne by UCFC.

     This proxy statement is first being mailed to the shareholders of UCFC on or about March 25, 2003.

ELECTION OF DIRECTORS

     The Board of Directors has nominated and proposes the re-election of the following directors for terms expiring in 2005:

			Director of
Name	Age	Positions held	UCFC since

Richard J. Schiraldi	48	Director	2002

Herbert F. Schuler, Sr.	62	Director	1998

Donald J. Varner	71	Director and Secretary	1999

     Richard J. Schiraldi. Mr. Schiraldi is a partner at Cohen & Company, Certified Public Accountants where he is Director of Tax Operations for the Youngstown office, a position he has held since 1983. Mr. Schiraldi was appointed to the Board of Directors in December 2002 to fill the unexpired term of John F. Zimmerman, Jr., who resigned as a director in May 2002.

     Herbert F. Schuler, Sr. Mr. Schuler is the President and Chief Executive Officer of General Extrusions, Inc., an aluminum parts manufacturer, and the President and Treasurer of Genex Tool & Die, Inc. Mr. Schuler has been employed by each company since the 1960s.

     Donald J. Varner. Mr. Varner, an attorney, has worked for Home Savings for the past 45 years. From 1976 to 1995, Mr. Varner served Home Savings as Vice President and Corporate Counsel. In 1995, Mr. Varner became a Senior Vice President of Home Savings. Mr. Varner is currently a Director, a Senior Vice President and the Corporate Secretary of Home Savings.

     The Board currently has six members, divided into two classes. In accordance with the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of UCFC by the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. If the annual meeting for the election of directors in any year is not held on or before the thirty-first day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of the annual meeting. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of UCFC owned either beneficially or of record by each nominee and the length of time the UCFC shares have been so owned. No nominations were received from any shareholders of UCFC for the Annual Meeting.

     Under Ohio law and UCFC’s Code of Regulations (Regulations), the three nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed proxy. If the enclosed proxy is signed and dated by the shareholder but no vote is specified, the shares held by such shareholder will be voted FOR the re-election of the three nominees. No shareholder may cumulate votes in the election of directors.

     If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

INCUMBENT DIRECTORS

     The following directors will continue to serve after the Annual Meeting for the terms indicated:

			Director of	Term
Name	Age	Positions held	UCFC since	Expiring in

Richard M. Barrett	64	Director	1998	2004

Thomas J. Cavalier	50	Director and President of Butler Wick Corp.	2000	2004

Douglas M. McKay	55	Director, Chairman of the Board and President	1998	2004

     Richard M. Barrett. Prior to his retirement in 1995, Mr. Barrett was the President of Barrett Cadillac, Inc., an automobile dealership located in Youngstown, Ohio.

     Thomas J. Cavalier. Mr. Cavalier is the Chairman of the Board and Chief Executive Officer of Butler Wick Corp. (Butler Wick), positions which he has held since 1985. Mr. Cavalier joined Butler Wick in 1975.

     Douglas M. McKay. Mr. McKay joined Home Savings in 1971. Since 1995, Mr. McKay has served as Chief Executive Officer and Chairman of the Board of Home Savings and, from 1996 until March 2000, has also served as President of Home Savings.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

     The Board of Directors of UCFC met twelve times for regularly scheduled and special meetings during 2002. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which he serves.

     The Board of Directors of UCFC has an Audit Committee and a Compensation Committee, but it does not have a nominating committee. Nominees for election to the Board of Directors are selected by the entire Board of Directors.

     The Audit Committee of UCFC is responsible for reviewing and reporting to the full Board of Directors on the independent audit of UCFC and related matters to ensure effective compliance with regulatory and internal policies and procedures. The members of the Audit Committee are Richard M. Barrett, Richard J. Schiraldi and Herbert F. Schuler, Sr. The Audit Committee met four times during 2002.

     The Compensation Committee is primarily responsible for evaluating, reviewing and administering UCFC’s stock benefit plans. In consultation with the Salary Committee of Home Savings, the UCFC Compensation Committee also determines the compensation of Douglas M. McKay. The members of the Compensation Committee are Richard M. Barrett, Richard J. Schiraldi and Herbert F. Schuler, Sr. The Compensation Committee met once during 2002.

     Each director of UCFC who is also a director of Home Savings receives a $10,000 retainer for 2003 from Home Savings, and each UCFC director who is not a Home Savings director receives a $10,000 retainer for 2003 from UCFC. Each director also receives a fee of $400 per UCFC board meeting attended, and each non-employee director receives a fee of $400 per committee meeting attended if he is a committee member, or $600 per committee meeting attended if he is the committee chairman.

EXECUTIVE OFFICERS

     The following information is supplied for certain executive officers of UCFC and Home Savings who do not serve on UCFC’s Board of Directors:

Name	Age	Position held

Patrick A. Kelly	44	Treasurer of UCFC

David G. Lodge	63	President and Chief Operating Officer of Home Savings

     Patrick A. Kelly. Mr. Kelly was appointed Treasurer of Home Savings in April 1992 and named Senior Vice President of Home Savings in November 1995. Mr. Kelly has been employed by Home Savings since February 1983 and has been a director of Home Savings since 1996.

     David G. Lodge. Mr. Lodge was appointed the President and Chief Operating Officer of Home Savings in March 2000. Prior to joining Home Savings, Mr. Lodge was the President, Chief Operating Officer and a director of Metropolitan Bank and Trust and its holding company, Metropolitan Financial Corp.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

     The following table presents certain information regarding the compensation earned by the executive officers of UCFC and the presidents of UCFC’s two subsidiaries (the “Named Executive Officers”) who received cash and cash equivalent compensation in excess of $100,000 from UCFC or one of its subsidiaries for services rendered during 2002:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation

Name and Principal	Fiscal Year Ended			Restricted Stock		Securities Underlying	All Other
Position	December 31,	Salary ($)(1)	Bonus ($)	Award(s)($)		Options/SARs (#)	Compensation

Douglas M. McKay	2002	$320,000	$240,000	—		136,752	$57,360	(2)

President, UCFC	2001	309,000	210,000	—		168,852	54,477

	2000	309,000	165,000	—		126,639	63,063

Donald J. Varner	2002	139,874	10,000	—		—	46,926	(3)

Secretary, UCFC	2001	139,874	—	—		—	47,726

	2000	139,874	27,975	—		48,727	62,523

Patrick A. Kelly	2002	159,056	87,480	—		57,777	53,760	(4)

Treasurer, UCFC	2001	151,482	60,592	—		70,360	49,677

	2000	137,711	49,575	—		47,973	58,263

David G. Lodge	2002	220,500	165,375	$60,342	(5)	80,096	114,102	(6)

President, Home Savings	2001	210,000	105,000	—		97,541	49,677

	2000	190,000	85,000	88,530	(7)	—	81,891

Thomas J. Cavalier	2002	200,000	33,159	—		5,316	134,031	(8)

President, Butler Wick	2001	210,083	33,159	—		6,043	124,654

	2000	204,125	315,925	—		5,960	176,950

(1)	Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to UCFC of providing such benefits to each named executive officer was less than 10% of his cash compensation.

(2)	Consists of directors’ fees of $18,800, a matching contribution of $5,500 to Mr. McKay’s account in the Home Savings 401(k) Plan (the 401(k) Plan) and the $33,060 value at December 31, 2002, of 3,822 shares allocated to Mr. McKay’s ESOP account.

(3)	Consists of directors’ fees of $18,400, a 401(k) Plan matching contribution of $4,194 and the $24,332 value at December 31, 2002, of 2,813 shares allocated to Mr. Varner’s ESOP account.

(4)	Consists of directors’ fees of $15,200, a 401(k) Plan matching contribution of $5,500 and the $33,060 value at December 31, 2002, of 3,822 shares allocated to Mr. Kelly’s ESOP account.

(5)	Consists of an unearned and forfeitable award of 14,197 shares to Mr. Lodge made under the RRP on August 25, 2002, based on the closing market price of UCFC’s common shares on Nasdaq on the award date. Of the shares awarded, 7,099 were immediately earned and nonforfeitable on the award date and are included in the “Other Compensation” column of the above table. The remaining 7,098 shares of the award will vest on the first anniversary of the award date subject to certain conditions. The RRP award has a market value of $61,398 based on UCFC’s closing market price on December 31, 2002.

(6)	Consists of directors’ fees of $15,200, a 401(k) Plan matching contribution of $5,500, the $33,060 value at December 31, 2002 of 3,822 shares allocated to Mr. Lodge’s ESOP account, and the $60,342 value of the 7,099 earned and nonforfeitable RRP shares awarded to Mr. Lodge in 2002.

(Footnotes are continued on the next page.)

(7)	Consists of an unearned and forfeitable award of 23,146 shares to Mr. Lodge made under the RRP on August 27, 2000, based on the closing market price of UCFC’s common shares on Nasdaq on the award date. Of the shares awarded, 9,259 shares were immediately earned and nonforfeitable on the award date and are included in the “Other Compensation” column of the above table. One-third of the remaining 13,887 shares of the award vest on each of the first three anniversaries of the award date subject to certain conditions. The RRP award has a market value of $96,341 based on UCFC’s closing market price on December 31, 2000.

(8)	Consists of director’s fees of $14,400 and commissions of $119,631.

Stock Options

     The following table sets forth information regarding all grants of options to purchase shares of UCFC common stock made to Named Executive Officers during the year ended December 31, 2002:

Option Grants In Last Fiscal Year

					Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
					Appreciation for
	Individual Grants				Option Term

	Number of	% of Total Options
	Securities	Granted to	Exercise
	Underlying Options	Employees in	Price	Expiration
Name	Granted (#)(1)	2001 Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Douglas M. McKay	136,752	19.1%	$7.40	3/20/2012	$636,419	$1,612,811

Patrick A. Kelly	57,777	8.1	7.40	3/20/2012	268,884	681,404

David G. Lodge	80,096	11.2	7.40	3/20/2012	372,752	944,628

Thomas J. Cavalier	5,316	0.7	7.40	3/20/2012	24,740	62,695

(1)	The options were granted on March 20, 2002 and were fully exercisable on the date of grant.

     The following table sets forth information regarding the number and value of unexercised options held by the Named Executive Officers:

	Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/2002 Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	“In The Money”
			Options/SARs at	Options/SARs at
	Shares Acquired on	Value	12/31/2002(#)	12/31/2002(#) (1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Douglas M. McKay	-0-	N/A	432,243/-0-	$720,384

Donald J. Varner	-0-	N/A	48,727/-0-	81,864

Patrick A. Kelly	-0-	N/A	176,110/-0-	293,114

David G. Lodge	-0-	N/A	177,637/-0-	294,617

Thomas J. Cavalier	-0-	N/A	17,319/-0-	28,708

(1)	The amount represents the difference between the aggregate option exercise price and the fair market value of the underlying shares on December 31, 2002 of $8.65 per share.

Employment Agreements

     Home Savings has employment agreements with each of Douglas M. McKay, Donald J. Varner, Patrick A. Kelly and David G. Lodge, and Butler Wick has an employment agreement with Thomas J. Cavalier (collectively, Employment Agreements). Each of the Employment Agreements has a term ending on December 31, 2005 and is terminable by Home Savings or Butler Wick, as applicable (the Employers), at any time. In the event of termination by the Employer for “cause,” as defined in the Employment Agreements, the employee has no right to receive any compensation or other benefits for any period after such termination. In the event of termination by the Employer other than for cause or in connection with a “change of control,” as defined in the Employment Agreements, the employee is entitled to a continuation of salary payments for a period of time equal to the remaining term of the Employment Agreement, a continuation of benefits substantially equal to those being provided at the date of termination of his employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which the employee becomes employed full-time by another employer, and a cash bonus equal to the cash bonus, if any, paid to the employee in the twelve-month period prior to the termination of his employment.

     In the event of termination in connection with a “change in control,” the employee is entitled to payment of an amount equal to 2.99 times the employee’s annual compensation immediately preceding the termination of his employment. In addition, the employee is entitled to continued coverage under benefit plans until the earliest of the end of the term of his Employment Agreement or the date on which he is included in another employer’s benefit plans as a full-time employee. The maximum which the employee may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (Code). “Control,” as defined in the Employment Agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote 10% or more of the voting stock of the Employer or UCFC, the control of the election of a majority of the directors of the Employer or UCFC, or the exercise of a controlling influence over the management or policies of the Employer or UCFC.

     The aggregate payments that would have been made to Messrs. McKay, Varner, Kelly, Lodge and Cavalier pursuant to the Employment Agreements, assuming their termination at December 31, 2002, following a change of control, would have been approximately $956,800, $418,223, $659,295, and $598,000, respectively.

Compensation Committee Report

     The business of UCFC consists principally of holding the stock of its subsidiaries, Home Savings and Butler Wick. The functions of the executive officers of UCFC pertain primarily to the operations of Home Savings and Butler Wick, and the executive officers receive their compensation from the appropriate subsidiary. The Compensation Committee of UCFC has furnished the following report concerning executive compensation.

     Process for Determining Compensation. The compensation of Douglas M. McKay, the President and Chief Executive Officer of UCFC, is reviewed annually by the Compensation Committee. The Compensation Committee utilizes industry survey data and takes into consideration asset bases and geographic location. In addition, the Compensation Committee, with input from the outside directors of Home Savings, assesses Mr. McKay’s contribution to UCFC, the skills and experiences required for his position and his potential contributions to the future of UCFC. Based on these assessments, the Compensation Committee makes a recommendation to the Board of Directors of Home Savings, which makes the final decision. Mr. McKay does not participate in discussions or decisions relative to his compensation.

     Compensation Policies. The executive compensation program of UCFC and Home Savings is designed to attract and retain key executives by providing comparable compensation opportunities to those offered by peer group companies. The program includes a performance incentive component that is intended to reward executive officers for corporate performance and to motivate the officers to reach specific strategic business objectives. In furtherance of this goal, the program consists of three main components: (1) base salary; (2) bonuses, which are either discretionary or based on the Company’s performance; and (3) stock awards and stock options to provide long-term incentives for performance and to align executive officer and stockholder interests.

     Determination of CEO’s Compensation. The Compensation Committee recommended and the outside Board members of UCFC and Home Savings approved a base salary for Mr. McKay of $329,600 for the year 2003, and a performance incentive award for 2002 of $240,000, pursuant to the policies described above. The decision was based on Mr. McKay’s current compensation and comparative salary data gathered from various industry compensation surveys, which indicate that his compensation level as compared to that of peer companies falls within the “market average”, as well as the Compensation Committee’s assessment of the performance of Mr. McKay, Home Savings and UCFC during 2002.

Submitted by the Compensation Committee of UCFC Board of Directors:

Richard M. Barrett                      Richard J. Schiraldi                      Herbert F. Schuler, Sr.

Compensation Committee Interlocks and Insider Participation

     During 2002, no member of the Compensation Committee was a current or former executive officer or employee of UCFC, Home Savings or Butler Wick or had a reportable business relationship with UCFC, Home Savings or Butler Wick.

Performance Graph

     The following graph, prepared by SNL Securities L.C., compares the cumulative total return on UCFC’s common shares since July 9, 1998, with the total return of an index of companies whose shares are traded on The Nasdaq Stock Market and an index of publicly traded thrift institutions and thrift holding companies. The graph assumes that $100 was invested in UCFC shares on July 9, 1998, and that the purchase price per share was $15, which was the closing price on that date, and not the $10 per share initial public offering price of UCFC shares.

	Period Ending

Index	07/09/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

United Community Financial Corp.	100.00	99.70	110.05	80.51	87.12	108.52

NASDAQ — Total US*	100.00	114.61	212.55	127.96	101.52	70.17

SNL Thrift Index	100.00	82.99	67.79	108.25	115.70	138.02

Certain Transactions

     Home Savings makes loans to executive officers and directors of Home Savings and UCFC in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. All outstanding loans to executive officers and directors were made pursuant to such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

OWNERSHIP OF UCFC SHARES

     The following table sets forth certain information regarding the only person known to UCFC to own beneficially more than five percent of the outstanding common shares of UCFC as of March 7, 2003:

	Amount and nature of	Percent of
Name and address	beneficial ownership	shares outstanding

United Community Financial Corp. Employee Stock Ownership Plan 5700 RiverTech Court Riverdale, Maryland 20737	4,231,459 (1)	12.18%

(1)	Riggs Bank N.A., as the Trustee for the United Community Financial Corp. Employee Stock Ownership Plan (the ESOP), has sole investment power over the ESOP shares. The Trustee may be deemed to have voting power over the 3,005,764 unallocated shares, although the plan provides that unallocated shares shall be voted by the Trustee in the same proportion as participants direct the voting of allocated ESOP shares.

     The following table sets forth certain information regarding the number of common shares of UCFC beneficially owned by each director and Named Executive Officer and by the directors and executive officers of UCFC as a group as of March 7, 2003:

	Amount and nature of
	beneficial ownership

	Sole voting or		Shared voting or	Percent of
Name and address (1)	investment power		investment power	shares outstanding

Richard M. Barrett	60,877		28,528	*

Thomas J. Cavalier	65,094	(2)	—	*

Patrick A. Kelly	362,557	(2)	22,529	1.10%

David G. Lodge	232,127	(2)	1,350	*

Douglas M. McKay	551,575	(2)	—	1.57

Richard J. Schiraldi	4,937		—	*

Herbert F. Schuler, Sr.	55,971		54,860	*

Donald J. Varner	206,309	(2)	32,838	*

All directors and executive officers as a group (8 persons)	1,539,447	(2)	140,105	4.72

*	Less than one percent of the total outstanding.

(1)	Each of the persons listed in this table may be contacted at the address of UCFC.

(2)	Includes the following number of shares that may be acquired upon the exercise of options awarded under the United Community Financial Corp. Long-Term Incentive Plan: Mr. Cavalier – 17,319; Mr. Kelly – 176,110; Mr. Lodge – 177,637; Mr. McKay – 432,243; Mr. Varner – 48,727; and directors and executive officers as a group – 852,036.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires UCFC’s executive officers and directors, and persons who own more than ten percent of UCFC’s common shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide UCFC with a copy of such form. Based on UCFC’s review of the copies of such forms it has received, UCFC believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2002.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of UCFC is comprised of three directors, all of whom are considered “independent” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee is responsible for overseeing UCFC’s accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit UCFC’s financial statements. The Audit Committee has adopted a charter to set forth its responsibilities (the Charter).

     As required by the Charter, the Audit Committee received and reviewed the report of Crowe Chizek regarding the results of their audit, as well as the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of UCFC. A representative of Crowe Chizek also discussed with the Audit Committee the independence of Crowe Chizek from UCFC, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Crowe Chizek included the following:

•	Crowe Chizek’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Crowe Chizek’s retention

•	Whether Crowe Chizek encountered any difficulties in performing the audit

•	Crowe Chizek’s judgments about the quality of UCFC’s accounting principles

•	Crowe Chizek’s responsibilities for information prepared by management that is included in documents containing audited financial statements

     Based on its review of the financial statements and its discussions with management and the representative of Crowe Chizek, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the SEC.

Richard M. Barrett	Richard J. Schiraldi	Herbert F. Schuler, Sr.

Audit Fees

     The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of UCFC’s annual consolidated financial statements for the fiscal year ended December 31, 2002, and for the reviews of the consolidated financial statements included in UCFC’s Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2002 were $119,050.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by Crowe Chizek for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2002.

All Other Fees

     The aggregate fees billed by Crowe Chizek for services rendered to UCFC, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the year ended December 31, 2002 were $74,272.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

SELECTION OF AUDITORS

     The Board of Directors has selected Crowe, Chizek and Company LLP (“Crowe Chizek”) as the auditors for the current fiscal year. Management expects that a representative from Crowe Chizek will be present at the Annual Meeting.

     The affirmative vote of the holders of a majority of the shares of UCFC represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of UCFC for the current fiscal year. Shares which are represented in person or by proxy at the Annual Meeting but not voted (non-votes) will have the same effect as a vote against the approval of such ratification, as will abstentions. If, however, a shareholder has signed and dated a proxy but has not voted on the ratification of the selection of Crowe Chizek by checking an appropriate block on the proxy, such person’s shares will be voted FOR the ratification of the selection of Crowe Chizek and will not be considered non-votes.

PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

     Any proposals of qualified shareholders intended to be included in the proxy statement for the 2004 Annual Meeting of Shareholders of UCFC should be sent to UCFC by certified mail and must be received by UCFC not later than November 26, 2003. In addition, if a shareholder intends to present a proposal at the 2004 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 9, 2004, then the proxies designated by the Board of Directors of UCFC for the 2004 Annual Meeting of Shareholders of UCFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

Youngstown, Ohio March 25, 2003	Douglas M. McKay President and Chairman of the Board

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UNITED COMMUNITY FINANCIAL CORP.

UNITED COMMUNITY FINANCIAL CORP. 2003 ANNUAL MEETING Of SHAREHOLDERS
April 24, 2003

     The undersigned shareholder of United Community Financial Corp. (“UCFC”) hereby constitutes and appoints David G. Lodge and Patrick A. Kelly, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio , on April 24, 2003, at 10:00 a.m. Eastern Time (the “Annual Meeting”), all of the shares of UCFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.	The reelection of three directors for terms expiring in 2005:

[ ]	FOR all nominees listed below (except as marked to the	[ ]	WITHHOLD authority to vote for all nominees listed below:

contrary below):

Richard J. Schiraldi
Herbert F. Schuler, Sr.
Donald J. Varner

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2.	The ratification of the selection of Crowe, Chizek and Company LLP, certified public accountants, as the auditors of UCFC for the current fiscal year.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors recommends a vote “FOR” the nominees and the proposals listed above.

IMPORTANT: Please sign and date this Proxy on the reverse side.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

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     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2003 Annual Meeting of Shareholders of UCFC and of the accompanying Proxy Statement is hereby acknowledged.

[ ]	In order to accommodate all shareholders, please check if you plan on attending the Annual Meeting.

     Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.

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